BROOKFIELD CORPORATION - and - BROOKFIELD BUSINESS PARTNERS L.P. - and - BROOKFIELD BUSINESS L.P. - and - BROOKFIELD BBP CANADA HOLDINGS INC. - and - BROOKFIELD BBP US HOLDINGS LLC - and - BROOKFIELD BBP BERMUDA HOLDINGS LIMITED - and - BROOKFIELD BUSINESS CORPORATION - and - BBUC HOLDINGS INC. - and - BROOKFIELD ASSET MANAGEMENT PRIVATE INSTITUTIONAL CAPITAL ADVISER (PRIVATE EQUITY), L.P. - and - BROOKFIELD BBP CANADIAN GP L.P. - and - BROOKFIELD ASSET MANAGEMENT SERVICES SRL - and - BROOKFIELD GLOBAL BUSINESS ADVISOR LIMITED - and - BROOKFIELD PRIVATE CAPITAL (DIFC) LIMITED AMENDED AND RESTATED MASTER SERVICES AGREEMENT January 23, 2024

TABLE OF CONTENTS ARTICLE 1 INTERPRETATION.......................................................................................................... 2 1.1 Definitions..................................................................................................................... 2 1.2 Headings and Table of Contents ................................................................................. 10 1.3 Interpretation ............................................................................................................... 10 1.4 Actions by the Service Providers or the Service Recipients ....................................... 10 1.5 Generally Accepted Accounting Principles ................................................................ 11 1.6 Invalidity of Provisions ............................................................................................... 11 1.7 Entire Agreement ........................................................................................................ 11 1.8 Waiver, Amendment ................................................................................................... 11 1.9 Governing Law ........................................................................................................... 11 ARTICLE 2 APPOINTMENT OF THE SERVICE PROVIDERS ................................................... 12 2.1 Appointment and Acceptance ..................................................................................... 12 2.2 Other Holding Entities ................................................................................................ 12 2.3 Other Service Providers .............................................................................................. 12 ARTICLE 3 SERVICES AND POWERS OF THE SERVICE PROVIDERS ................................. 12 3.1 Services ....................................................................................................................... 12 3.2 Responsibility for, and Receipt of, Certain Services .................................................. 14 3.3 Supervision of Service Providers’ Activities .............................................................. 15 3.4 Restrictions on the Service Providers ......................................................................... 15 3.5 Errors and Omissions Insurance ................................................................................. 16 3.6 Operational and Other Services .................................................................................. 16 ARTICLE 4 RELATIONSHIP BETWEEN THE SERVICE PROVIDERS AND THE SERVICE RECIPIENTS.................................................................................................................... 16 4.1 Other Activities ........................................................................................................... 16 4.2 Exclusivity .................................................................................................................. 16 4.3 No Partnership, Joint Venture or Agency ................................................................... 16 ARTICLE 5 MANAGEMENT AND EMPLOYEES .......................................................................... 17 5.1 Management and Employees ...................................................................................... 17 5.2 Compensation Charges ............................................................................................... 17 ARTICLE 6 INFORMATION AND RECORDS ................................................................................ 17 6.1 Books and Records ..................................................................................................... 17 6.2 Examination of Records by the Service Recipients .................................................... 18 6.3 Access to Information by Service Providers Group ................................................... 18 6.4 Additional Information ............................................................................................... 18

- ii - ARTICLE 7 FEES AND EXPENSES ................................................................................................... 19 7.1 Net Base Management Fee and Base Management Fee Adjustment ......................... 19 7.2 Maximum Fees Payable by the Holding LP ............................................................... 19 7.3 Currency ...................................................................................................................... 19 7.4 Computation and Payment of Net Base Management Fee ......................................... 20 7.5 Failure to Pay When Due ............................................................................................ 20 7.6 Expenses ..................................................................................................................... 21 7.7 Governmental Charges................................................................................................ 22 7.8 Computation and Payment of Expenses and Governmental Charges ......................... 22 ARTICLE 8 BROOKFIELD’S OBLIGATION AND CONSENT RIGHT ...................................... 22 8.1 Provision of Services to the Service Recipients ......................................................... 22 8.2 Consent to Issuance of Exchangeable Shares ............................................................. 22 ARTICLE 9 REPRESENTATIONS AND WARRANTIES OF BROOKFIELD, THE SERVICE PROVIDERS AND THE SERVICE RECIPIENTS.................................................................................................................... 23 9.1 Representations and Warranties of the Service Providers and Brookfield ................. 23 9.2 Representations and Warranties of the Service Recipients ......................................... 24 ARTICLE 10 LIABILITY AND INDEMNIFICATION ...................................................................... 24 10.1 Indemnity .................................................................................................................... 24 10.2 Limitation of Liability................................................................................................. 26 10.3 No Waiver ................................................................................................................... 26 ARTICLE 11 TERM AND TERMINATION ........................................................................................ 26 11.1 Term ............................................................................................................................ 26 11.2 Termination by the Service Recipients ....................................................................... 26 11.3 Termination by the Service Providers......................................................................... 27 11.4 Survival Upon Termination ........................................................................................ 28 11.5 Action Upon Termination ........................................................................................... 28 11.6 Release of Money or other Property Upon Written Request ...................................... 29 ARTICLE 12 GENERAL PROVISIONS .............................................................................................. 29 12.1 Limited Liability of Limited Partners of BBP and Holding LP ................................. 29 12.2 Assignment ................................................................................................................. 30 12.3 Subcontracting and Other Arrangements .................................................................... 30 12.4 Enurement ................................................................................................................... 30 12.5 Notices ........................................................................................................................ 31 12.6 Further Assurances...................................................................................................... 34 12.7 Counterparts ................................................................................................................ 34

- iii - 12.8 Other Holding Entities ................................................................................................ 34

AMENDED AND RESTATED MASTER SERVICES AGREEMENT THIS AGREEMENT made as of the 23rd day of January, 2024. B E T W E E N: BROOKFIELD CORPORATION (“Brookfield”), a corporation existing under the laws of the Province of Ontario - and - BROOKFIELD BUSINESS PARTNERS L.P. (“BBP”), a limited partnership existing under the laws of Bermuda - and - BROOKFIELD BUSINESS L.P. (the “Holding LP”), a limited partnership existing under the laws of Bermuda - and - BROOKFIELD BBP CANADA HOLDINGS INC. (“CanHoldco”), a corporation existing under the laws of the Province of Ontario - and - BROOKFIELD BBP US HOLDINGS LLC (“US Holdco”), a limited liability company formed under the laws of the State of Delaware - and - BROOKFIELD BBP BERMUDA HOLDINGS LIMITED (“Bermuda Holdco”), an exempted company existing under the laws of Bermuda - and - BROOKFIELD BUSINESS CORPORATION (“BBUC”), a corporation existing under the laws of the Province of British Columbia - and - BBUC HOLDINGS INC. (“BBUC Holdings”), a corporation existing under the laws of the Province of Ontario - and - BROOKFIELD ASSET MANAGEMENT PRIVATE INSTITUTIONAL CAPITAL ADVISER (PRIVATE EQUITY), L.P., (the “BAM PIC (PE)”), a limited partnership existing under the laws of Manitoba - and - BROOKFIELD BBP CANADIAN GP L.P., (“CanGP LP”), a limited partnership existing under the laws of Ontario - and -

- 2 - BROOKFIELD ASSET MANAGEMENT SERVICES SRL, (the “Barbados Service Provider”), a society with restricted liability existing under the laws of Barbados - and - BROOKFIELD GLOBAL BUSINESS ADVISOR LIMITED (the “UK Service Provider”), a company existing under the laws of England - and - BROOKFIELD PRIVATE CAPITAL (DIFC) LIMITED (the “Dubai Service Provider”), a private company registered in the Dubai International Financial Centre RECITALS: A. The Service Recipients (as defined below) directly or indirectly hold interests in business services and industrial operations, and will directly or indirectly acquire, from time to time, interests in such business services and industrial operations; B. BBP, the Holding LP and the Holding Entities (as defined below) engaged the Service Providers (as defined below) to provide or arrange for other members of the Service Providers Group (as defined below) to provide to the Service Recipients certain management and administration services, subject to the terms and conditions of the master services agreement dated June 1, 2016, as amended on March 15, 2022 (the “Current Agreement”); C. The UK Service Provider is appropriately authorized under the UK Financial Services and Markets Act 2000 as amended (“FSMA”), and authorized and regulated by the Financial Conduct Authority (“FCA”) with Firm Reference Number 768174, to provide services to the Service Recipients under this Agreement; and D. The parties hereto wish to amend and restate the Current Agreement to update certain Service Providers and to make certain other amendments to the terms and conditions of the Current Agreement. NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows: ARTICLE 1 INTERPRETATION 1.1 Definitions In this Agreement, except where the context otherwise requires, the following terms will have the following meanings: 1.1.1 “Additional Information” has the meaning assigned thereto in Section 6.4;

- 3 - 1.1.2 “Advisers Act” means the U.S. Investment Advisers Act of 1940, as amended; 1.1.3 “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person; 1.1.4 “Agreement” means this Amended and Restated Master Services Agreement as the same may be amended from time to time, and “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Agreement and include every instrument supplemental or ancillary to this Agreement and, except where the context otherwise requires, not to any particular article or section thereof; 1.1.5 “Associate” means an entity that, in relation to the person concerned, is a parent undertaking, a subsidiary or a subsidiary of their parent undertaking (as such terms are defined within the Directive 2004/39/EC of the European Union); 1.1.6 “Available Cash” means all cash and cash equivalents of the BBP Group available for distribution by the Service Recipients determined at the sole discretion of the BBP General Partner, which, for greater certainty, (i) may not in all cases equal an amount of cash held by the Service Recipients after the payment of expenses, debt service obligations on any indebtedness and any other expense or reserve for any liability, working capital or capital expenditure and (ii) may include cash that has been borrowed by any of the Service Recipients; 1.1.7 “BAM PIC (PE)” has the meaning ascribed thereto in the preamble; 1.1.8 “Barbados Service Provider” has the meaning ascribed thereto in the preamble; 1.1.9 “Base Management Fee” means the base management fee, calculated quarterly in arrears, in an aggregate amount equal to 0.3125% (1.25% annually) of the Total Capitalization; 1.1.10 “Base Management Fee Adjustment” has the meaning assigned thereto in Section 7.1.2; 1.1.11 “BBP” has the meaning assigned thereto in the preamble; 1.1.12 “BBP General Partner” means the general partner of BBP, which currently is Brookfield Business Partners Limited, a company incorporated under the laws of the Bermuda; 1.1.13 “BBP Group” means BBP, the Holding LP, the Holding Entities, the Operating Entities and any other direct or indirect Subsidiary of a Holding Entity; 1.1.14 “BBUC” has the meaning assigned thereto in the preamble; 1.1.15 “BBUC Holdings” has the meaning assigned thereto in the preamble;

- 4 - 1.1.16 “Bermuda Holdco” has the meaning assigned thereto in the preamble; 1.1.17 “Brookfield” has the meaning assigned thereto in the preamble; 1.1.18 “Brookfield Fund” means any private investment entity, managed account, joint venture, consortium, partnership or investment fund established, sponsored or managed by a member of the Brookfield Group; 1.1.19 “Brookfield Group” means Brookfield, any of its Affiliates and any Brookfield Fund, but excludes members of the BBP Group; 1.1.20 “Business Day” means every day except a Saturday or Sunday, or a day which is a statutory or civic holiday in Bermuda, the Province of Ontario, or the State of New York; 1.1.21 “CanGP LP” has the meaning assigned thereto in the preamble; 1.1.22 “CanHoldco” has the meaning assigned thereto in the preamble; 1.1.23 “Capital Commitment” means, with respect to any Operating Entity, at any time, the amount that a Service Recipient has committed at such time to contribute (either as debt or equity) to such Operating Entity as set forth in the terms of the subscription agreement or other underlying documentation with respect to such Operating Entity at or prior to such time; 1.1.24 “Capital Contribution” means, with respect to any Operating Entity, at any time, the amount of capital that a Service Recipient has contributed (either as debt or equity) to such Operating Entity at or prior to such time; 1.1.25 “Claims” has the meaning assigned thereto in Section 10.1.1; 1.1.26 “Compensation Charge” has the meaning assigned thereto in Section 5.2.1; 1.1.27 “Control” means the control by one Person of another Person in accordance with the following: a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example, the status of A being the general partner of B) or by virtue of the beneficial ownership of or control over a majority of the voting interests in B; and, for greater certainty and without limitation, if A owns or has control over shares or other securities to which are attached more than 50% of the votes permitted to be cast in the election of directors to the Governing Body of B, or A is the general partner of B, a limited partnership, then in each case A Controls B for this purpose; and the term “Controlled” has the corresponding meaning; 1.1.28 “Credit Facilities” means the revolving credit facilities provided by one or more members of the Brookfield Group on or before the distribution by Brookfield of its interests in BBP to the shareholders of Brookfield; 1.1.29 “Creditable Operating Entity Payment” means the proportion of each cash payment made by an Operating Entity to any member of the Brookfield Group, including

- 5 - any payment made in the form of a dividend, distribution or other profit entitlement, which the Service Providers determine to be comparable to the Base Management Fee that is attributable to the Partnership Capital invested in or committed to that Operating Entity, as applicable; provided that the aggregate amount of any Creditable Operating Entity Payments made by such Operating Entity shall not exceed an amount equal to 0.3125% of the amount of Partnership Capital invested in such Operating Entity; 1.1.30 “Current Agreement” has the meaning assigned thereto in the preamble; 1.1.31 “Dubai Service Provider” has the meaning ascribed thereto in the preamble; 1.1.32 “Effective Date” means the date of the Spin-Off; 1.1.33 “Exchangeable Shares” means Class A Exchangeable Subordinate Voting Shares of BBUC; 1.1.34 “Expense Statement” has the meaning assigned thereto in Section 7.8; 1.1.35 “Expenses” has the meaning assigned thereto in Section 7.6.2; 1.1.36 “FCA” has the meaning assigned thereto in the Recitals; 1.1.37 “FCA Handbook” means the United Kingdom Financial Conduct Authority’s Handbook of rules and guidance; 1.1.38 “Governing Body” means (i) with respect to a corporation or limited company, the board of directors of such corporation or limited company, (ii) with respect to a limited liability company, the manager(s), director(s) or managing member(s) of such limited liability company, (iii) with respect to a partnership, the board, committee or other body of each general partner or managing partner of such partnership, that serves a similar function (or if any such general partner or managing partner is itself a partnership, the board, committee or other body of such general or managing partner’s general or managing partner that serves a similar function), and (iv) with respect to any other Person, the body of such Person that serves a similar function, and in the case of each of (i) through (iv) includes any committee or other subdivision of such body and any Person to whom such body has delegated any power or authority, including any officer or managing director; 1.1.39 “Governing Instruments” means (i) the memorandum of association and bye- laws in the case of an exempted company existing under the laws of Bermuda, (ii) the certificate of incorporation, amalgamation or continuance, as applicable, and by-laws in the case of a corporation, (iii) the memorandum and articles of association and by-laws, as applicable, in the case of a limited company, (iv) the partnership agreement in the case of a partnership, (v) the articles of formation and operating agreement in the case of a limited liability company, (vi) the trust instrument in the case of a trust and (vii) any other similar governing document under which an entity was organized, formed or created and operates, in each case as amended, supplemented or otherwise modified from time to time;

- 6 - 1.1.40 “Governmental Authority” means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) self-regulatory organization or stock exchange, (c) subdivision, agent, commission, board, or authority of any of the foregoing, or (d) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; 1.1.41 “Governmental Charges” has the meaning assigned thereto in Section 7.7; 1.1.42 “Holding Entities” means CanHoldco, US Holdco, Bermuda Holdco and any other primary holding Subsidiaries of the Holding LP created or acquired after the date of this Agreement through which Holding LP indirectly holds its interest in the Operating Entities, excluding, for greater certainty, any Operating Entities; 1.1.43 “Holding LP” has the meaning assigned thereto in the preamble; 1.1.44 “Incentive Distribution” means any performance-based dividend, distribution or other profit entitlement but, for greater certainty, does not include Service Agreement Fees or Creditable Operating Entity Payments; 1.1.45 “Indemnified Party” has the meaning assigned thereto in Section 10.1.1; 1.1.46 “Indemnifying Party” has the meaning assigned thereto in Section 10.1.1; 1.1.47 “Independent Committee” means a committee of the board of directors of the BBP General Partner made up of directors that are “independent” of Brookfield and its Affiliates, in accordance with the BBP General Partner’s Governing Instruments; 1.1.48 “Interest Rate” means, for any day, the annual rate of interest equal to the London Interbank Offering Rate; 1.1.49 “Investment Advisory Services” means any recommendation to buy, sell, vote or take any similar action with respect to a “Security” (which, for purposes of this definition only, shall have the meaning assigned thereto in the Advisers Act); 1.1.50 “Laws” means all laws (including common law), statutes, regulations, statutory rules, by-laws, orders, ordinances, directives and the terms and conditions of any approvals, permits, licences or judgements of any Governmental Authority, together with any applicable enforceable published notes, guidelines or policies, and the term “applicable”, with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities at the relevant time and that emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities; 1.1.51 “Liabilities” has the meaning assigned thereto in Section 10.1.1;

- 7 - 1.1.52 “Licensing Agreements” means the licensing agreements between Brookfield Global Asset Management Inc. and each of BBP and the Holding LP, pursuant to which BBP and the Holding LP have been granted a non-exclusive, royalty-free license to use the “Brookfield” name and the “Brookfield” logo; 1.1.53 “Market Value” means, with respect to a Unit or Security, (i) if such Unit or Security is listed on a stock exchange or public quotation system, the Trading Price of such Unit or Security, as applicable, or (ii) if such Unit or Security is not listed on a stock exchange or public quotation system, the fair market value of such Unit or Security, as applicable, as determined by the Governing Body of the BBP General Partner; 1.1.54 “MifID” means The Markets in Financial Instruments Directive, as amended from time to time; 1.1.55 “Net Base Management Fee” means the Base Management Fee, as adjusted pursuant to Section 7.1.2; 1.1.56 “Operating Entities” means, from time to time, the Persons in which the Holding Entities, directly or indirectly, hold interests and that (i) directly hold BBP’s operations and assets, or (ii) indirectly hold BBP’s operations and assets but all of the interests of which are not held, directly or indirectly, by the Holding Entities, other than, in the case of each of (i) and (ii), BBUC, and any Person in which the Holding Entities, directly or indirectly, hold interests for investment purposes only of less than 5% of the outstanding equity interests of that Person; 1.1.57 “Operational and Other Services” means any services provided by any member of the Brookfield Group, to the Operating Entities, including financial advisory, operations and maintenance, development, operating management and other services; 1.1.58 “Partnership Capital” means any Capital Commitment and/or (as the context requires) any Capital Contribution; 1.1.59 “Permit” means any consent, license, approval, registration, permit or other authorization granted by any Governmental Authority; 1.1.60 “Person” means any natural person, partnership, limited partnership, limited liability partnership, joint venture, syndicate, sole proprietorship, company or corporation (with or without share capital), limited liability company, unlimited liability company, joint stock company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or other entity however designated or constituted and pronouns have a similarly extended meaning; 1.1.61 “Principal Exchange” means the principal stock exchange or public quotation system (determined on the basis of aggregate trading volume for the applicable Quarter) on which the Units or Securities, as applicable, are listed;

- 8 - 1.1.62 “Quarter” means a calendar quarter ending on the last day of March, June, September or December; 1.1.63 “Redemption-Exchange Units” means the limited partnership units of the Holding LP with the rights and obligations specified in the limited partnership agreement of the Holding LP; 1.1.64 “Relationship Agreement” means the amended and restated relationship agreement among BBP, the Holding LP, the Holding Entities, Brookfield and the Service Providers that governs aspects of the relationship among them; 1.1.65 “Rights Agreement” has the meaning assigned thereto in Section 7.6.3; 1.1.66 “SEC” means the U.S. Securities and Exchange Commission; 1.1.67 “Security” means with respect to each Service Recipient, any issued and outstanding security of such Service Recipient (other than, in the case of BBP, the Units) that is not held by any member of the BBP Group; 1.1.68 “Service Agreement” means any agreement or arrangement entered into pursuant to Section 12.3 between any Service Recipient and any member of the Service Providers Group pursuant to which Services are provided; 1.1.69 “Service Agreement Fee” means, in any Quarter, any cash payment, including any such payment made in the form of a dividend, distribution or other profit entitlement, which the Service Providers determine to be comparable to the Base Management Fee, and which is payable by a Service Recipient to a member of the Brookfield Group with respect to such Quarter; 1.1.70 “Service Providers” means BAM PIC (PE), the Barbados Service Provider, CanGP LP, the UK Service Provider, the Dubai Service Provider and any other Affiliate of Brookfield that is appointed by a Service Provider from time to time to act as a service provider pursuant to this Agreement; 1.1.71 “Service Providers Group” means the Service Providers and any qualified member of the Brookfield Group that any Service Provider has arranged to provide the Services to any Service Recipient; 1.1.72 “Service Recipients” means BBP, the Holding LP, the Holding Entities, BBUC, BBUC Holdings and, at the option of the Holding Entities, any entity in which any of the foregoing or any combination of the foregoing holds, directly or indirectly, all of the common equity or equivalent interests, excluding, for greater certainty, any Operating Entities; 1.1.73 “Special Distribution” means the special distribution of Exchangeable Shares to unitholders of BBP completed on March 15, 2022; 1.1.74 “Services” has the meaning assigned thereto in Section 3.1;

- 9 - 1.1.75 “Spin-Off” means the distribution by Brookfield of its interests in BBP to the shareholders of Brookfield; 1.1.76 “Subsidiary” means, with respect to any Person, (i) any other Person that is directly or indirectly Controlled by such Person, (ii) any trust in which such Person holds all of the beneficial interests or (iii) any partnership, limited liability company or similar entity in which such Person holds all of the interests other than the interests of any general partner, managing member or similar Person; 1.1.77 “Term” has the meaning assigned thereto in Section 11.1; 1.1.78 “Third Party Claim” has the meaning assigned thereto in Section 10.1.2; 1.1.79 “Total Capitalization” means, with respect to any Quarter, the sum of (i) the Market Value of a Unit multiplied by the number of issued and outstanding Units on the last trading day of the Quarter (assuming full conversion of any Redemption-Exchange Units into Units), plus (ii) for each class or series of Security, the Market Value of a Security of such class or series multiplied by the number of Securities of such class or series issued and outstanding on the last trading day of the Quarter (calculated on a fully-diluted basis), plus (iii) the principal amount of any debt not captured by paragraph (ii) of this Section 1.1.79 owed by each Service Recipient (excluding for this purpose any amounts owed to any member of the Brookfield Group under the Credit Facilities) as of the last trading day of the applicable Quarter to any Person that is not a member of the BBP Group, which debt has recourse to any Service Recipient, less any amount of cash held by all Service Recipients on such day; 1.1.80 “Trading Price” means, for any Quarter, with respect to any Unit or Security that is listed on a stock exchange or public quotation system, the volume-weighted average trading price of such Unit or Security on the Principal Exchange for the days on which the Unit or Security traded during such Quarter, provided that (i) where the Trading Price of such Unit or Security is calculated in any currency other than U.S. dollars, such amount will be converted to U.S. dollars for purposes of this Agreement in accordance with the applicable exchange rate, as determined by the Service Providers acting reasonably, and (ii) for the first Quarter of 2022, the trading price of the Units for the days on which the Units traded prior to the date of the Special Distribution shall be divided by 1.5 in order to account for the dilution resulting from the distribution ratio of one Exchangeable Shares for every Unit pursuant to the Special Distribution, to the extent not already accounted for in the official trading data of the relevant Principal Exchange; 1.1.81 “Transaction Fees” means fees paid or payable by the Service Recipients, which are on market terms, with respect to financial advisory services ordinarily carried out by investment banks in the context of mergers and acquisitions transactions; 1.1.82 “UK Service Provider” has the meaning assigned thereto in the preamble; 1.1.83 “Units” means the limited partnership units of BBP; and 1.1.84 “US Holdco” has the meaning assigned thereto in the preamble.

- 10 - 1.2 Headings and Table of Contents The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and will not affect the construction or interpretation hereof. 1.3 Interpretation In this Agreement, unless the context otherwise requires: 1.3.1 words importing the singular will include the plural and vice versa, words importing gender will include all genders or the neuter, and words importing the neuter will include all genders; 1.3.2 the words “include”, “includes”, “including”, or any variations thereof, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement; 1.3.3 references to any Person include such Person’s successors and permitted assigns; 1.3.4 except as otherwise provided in this Agreement, any reference in this Agreement to a statute, regulation, policy, rule or instrument will include, and will be deemed to be a reference also to, all rules and regulations made under such statute, in the case of a statute, to all amendments made to such statute, regulation, policy, rule or instrument, and to any statute, regulation, policy, rule or instrument that may be passed which has the effect of supplementing or superseding the statute, regulation, policy, rule or instrument so referred to; 1.3.5 any reference to this Agreement or any other agreement, document or instrument will be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may from time to time be, amended, varied, replaced, amended and restated, supplemented or otherwise modified; 1.3.6 in the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount will be determined or such action will be required to be taken at or before the requisite time on the next succeeding day that is a Business Day; and 1.3.7 except where otherwise expressly provided, all amounts in this Agreement are stated and will be paid in U.S. currency. 1.4 Actions by the Service Providers or the Service Recipients Unless the context requires otherwise, where the consent or a determination is required by any Service Provider or Service Recipient hereunder, the parties shall be entitled to conclusively rely upon it having been given or taken, as applicable, if, such Service Provider or Service Recipient, as applicable, has communicated the same in writing.

- 11 - 1.5 Generally Accepted Accounting Principles In this Agreement, references to “generally accepted accounting principles” mean the generally accepted accounting principles used by BBP in preparing its financial statements from time to time. 1.6 Invalidity of Provisions Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces. 1.7 Entire Agreement This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement thereto, by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above. 1.8 Waiver, Amendment Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right. 1.9 Governing Law This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each party irrevocably attorns and submits to the non-exclusive jurisdiction of the Ontario courts situated in the City of Toronto

- 12 - and waives objection to the venue of any proceeding in such court or any argument that such court provides an inconvenient forum. ARTICLE 2 APPOINTMENT OF THE SERVICE PROVIDERS 2.1 Appointment and Acceptance 2.1.1 Subject to and in accordance with the terms, conditions and limitations in this Agreement, the Service Recipients hereby appoint the Service Providers to provide or arrange for other members of the Service Providers Group to provide the Services to the Service Recipients. This appointment will be subject to each Service Recipient’s Governing Body’s supervision of the Service Providers and obligation to manage and control the affairs of such Service Recipient. 2.1.2 The Service Providers hereby accept the appointment provided for in Section 2.1.1 and agree to act in such capacity and to provide or arrange for other members of the Service Providers Group to provide the Services to the Service Recipients upon the terms, conditions and limitations in this Agreement. 2.2 Other Holding Entities The parties acknowledge that any Holding Entity that is not a party to this Agreement will execute a counterpart of this Agreement agreeing to be bound by the terms of this Agreement. 2.3 Other Service Providers Any Service Provider may, from time to time, appoint an Affiliate of Brookfield to act as a new Service Provider under this Agreement, effective upon the execution of a joinder agreement by the new Service Provider in the form set forth on Schedule A hereto. ARTICLE 3 SERVICES AND POWERS OF THE SERVICE PROVIDERS 3.1 Services The Service Providers will provide or arrange for the provision by other members of the Service Providers Group of, and will have the exclusive power and authority to provide or arrange for the provision by other members of the Service Providers Group of, the services (the “Services”) described below: 3.1.1 providing overall strategic advice to the Holding Entities including advising with respect to the expansion of their business into new markets; 3.1.2 identifying, evaluating and recommending to the Service Recipients acquisitions or dispositions from time to time and, where requested to do so, assisting in negotiating the terms of such acquisitions or dispositions;

- 13 - 3.1.3 recommending and, where requested to do so, assisting in the raising of funds whether by way of debt, equity or otherwise, including the preparation, review or distribution of any prospectus or offering memorandum in respect thereof and assisting with communications support in connection therewith; 3.1.4 recommending to the Service Recipients suitable candidates to serve on the Governing Bodies of the Operating Entities; 3.1.5 making recommendations with respect to the exercise of any voting rights to which the Service Recipients are entitled in respect of the Operating Entities; 3.1.6 making recommendations with respect to the payment of dividends or other distributions by the Service Recipients, including distributions by BBP to its unitholders; 3.1.7 monitoring and/or oversight of the applicable Service Recipient’s accountants, legal counsel and other accounting, financial or legal advisors and technical, commercial, marketing and other independent experts, including making recommendations with respect to, and supervising the, making of tax elections, determinations and designations, the timely calculation and payment of taxes payable, and the filing of all tax returns due, by each Service Recipient, and overseeing the preparation of the Service Recipients’ annual consolidated financial statements and quarterly interim financial statements; 3.1.8 making recommendations in relation to and effecting, when requested to do so, the entry into insurance of each Service Recipient’s assets, together with other insurances against other risks, including directors and officers insurance, as the relevant member of the Service Providers Group and the relevant Governing Body may from time to time agree; 3.1.9 arranging for individuals to carry out the functions of the principal executive, accounting and financial officers for BBP only for purposes of applicable securities laws; and 3.1.10 providing individuals to act as senior officers of the Service Recipients as agreed from time to time, subject to the approval of the relevant Governing Body.

- 14 - 3.2 Responsibility for, and Receipt of, Certain Services 3.2.1 Notwithstanding any provision herein to the contrary: 3.2.1.1 the Barbados Service Provider and, subject to the remainder of this Section 3.2, the UK Service Provider shall be responsible for the provision of the Services to BBP and the Holding LP and no entity resident in Canada shall be responsible for the provision of any Services to BBP and the Holding LP; 3.2.1.2 the Barbados Service Provider shall be responsible for the provision of the Services described in 3.1.3, 3.1.6 and 3.1.7 to BBP and the Holding LP, and the UK Service Provider shall not be responsible for the provision of, nor shall it provide, any such Services; 3.2.1.3 the Barbados Service Provider shall be responsible for the provision of the Services to any Service Recipient that is not (i) an Affiliate of the UK Service Provider, or (ii) acting as principal, and the UK Service Provider shall be under no obligation to provide any of the Services to any Service Recipient that is not both (i) an Associate of the UK Service Provider and (ii) acting as principal; 3.2.1.4 any Services provided to the Holding LP in connection with any securities, whether equity or debt, of CanHoldco that are held by the Holding LP shall be provided by the Barbados Service Provider or an Affiliate of the Barbados Service Provider that is not resident in Canada with whom the Barbados Service Provider has made arrangements for the provision of such Services, or to whom the Barbados Service Provider has subcontracted the provision of such Services; 3.2.1.5 in performing the Services, the UK Service Provider (i) shall not distribute any funds to third party investors, (ii) shall not perform or offer to perform and is not authorised to perform the regulated activity of “managing an AIF” as specified in the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001 (SI 2001/544) and the Directive 2011/61/EU of 8 June 2011 on alternative investment fund managers and any rules and regulations promulgated thereunder, and (iii) is under no obligation to provide any of the Services to any recipient that is not an Associate or Affiliate of the UK Service Provider; and 3.2.1.6 if any Services provided by the Dubai Service Provider require the valuation of any asset(s), then such valuation shall be carried out by the Dubai Service Provider in accordance with any applicable valuation policy in effect from time to time; provided, however, that nothing in this Section 3.2 shall restrict the provision of Investment Advisory Services to the Holding LP in accordance with Section 3.1. 3.2.2 Notwithstanding any provision herein to the contrary, all Investment Advisory Services shall (i) be provided solely to the Holding LP and (ii) be provided by a Service Provider that is registered with the SEC as an investment adviser (or through such a Service Provider by participating affiliates thereof relying on the SEC’s Uniao de Bancos de

- 15 - Brasileiros S.A. no action letter dated July 28, 1992 and the subsequent letters related thereto). 3.3 Supervision of Service Providers’ Activities 3.3.1 The Service Providers will perform their duties hereunder as independent contractors of the Service Recipients and will, at all times, be subject to the supervision of the relevant Service Recipient’s Governing Body and will only provide or arrange for the provision of such Services as such Governing Body may request including the Services identified herein and provided that the relevant Governing Body shall remain responsible for all investment and divestment decisions made by the Service Recipient. 3.3.2 With respect to any Service provided to a Service Recipient, the Dubai Service Provider will, at all times, comply with and be subject to the direction of the relevant Service Recipient’s Governing Body in relation to the following (without limitation): 3.3.2.1 investment parameters; 3.3.2.2 the arrangements for providing notice to the relevant Service Recipient or its Governing Body, as the case may be, of transactions executed on behalf of the relevant Service Recipient; and 3.3.2.3 whether and when the Dubai Service Provider may act as principal in any given transaction. 3.3.3 Instructions by or on behalf of a Service Recipient to the Dubai Service Provider may be given orally or in writing, but shall be given or confirmed in writing (by letter or email) if so requested by the Dubai Service Provider. 3.4 Restrictions on the Service Providers 3.4.1 The Service Providers will and will cause any other member of the Service Providers Group to refrain from taking any action that is not in compliance with or would violate any Law or that otherwise would not be permitted by the Governing Instruments of the Service Recipients. If any Service Provider or any member of the Service Providers Group is instructed to take any action that is not in such compliance by a Service Recipient’s Governing Body, such person will promptly notify such Governing Body of its judgment that such action would adversely affect such status or violate any such Law or Governing Instrument. 3.4.2 In performing its duties under this Agreement, each member of the Service Providers Group will be entitled to rely in good faith on qualified experts, professionals and other agents (including on accountants, appraisers, consultants, legal counsel and other, professional advisors) and will be permitted to rely in good faith upon the direction of the secretary of a Service Recipient’s Governing Body (or any Person serving in a similar capacity) to evidence any approvals or authorizations that are required under this Agreement. All references in this Agreement to the Service Recipients or Governing Body for the

- 16 - purposes of instructions, approvals and requests to the Service Providers will refer to the Governing Body. 3.4.3 The Dubai Service Provider hereby acknowledges and agrees that it does not owe, at any time nor in any circumstances, a duty of best execution to any of the Service Recipients. 3.5 Errors and Omissions Insurance Each of the Service Providers and any other member of the Service Providers Group will at all times during the Term of this Agreement maintain “errors and omissions” insurance coverage and other insurance coverage which is customarily carried by Persons performing functions that are similar to those performed by members of the Service Providers Group under this Agreement and in an amount which is comparable to that which is customarily maintained by such other Persons. 3.6 Operational and Other Services For greater certainty, this Agreement does not provide for Operational and Other Services to be provided to the Service Recipients, and nothing in this Agreement shall prevent the Service Recipients from retaining any member of the Brookfield Group to provide Operational and Other Services pursuant to a separate agreement. ARTICLE 4 RELATIONSHIP BETWEEN THE SERVICE PROVIDERS AND THE SERVICE RECIPIENTS 4.1 Other Activities Subject to the terms of the Relationship Agreement, no member of the Service Providers Group (and no Affiliate, director, officer, member, partner, shareholder or employee of any member of the Service Providers Group) will be prohibited from engaging in other business activities or sponsoring, or providing services to, third parties that compete directly or indirectly with the Service Recipients. 4.2 Exclusivity The Service Recipients will not, during the Term of this Agreement, engage any other Person to provide any services comparable to those to be provided by the Service Providers Group hereunder without the prior written consent of the Service Providers, which may be withheld in the absolute discretion of the Service Providers. 4.3 No Partnership, Joint Venture or Agency The Service Recipients and the Service Providers are not partners or joint venturers with or agents of each other, and nothing herein will be construed so as to make them partners, joint venturers or agents or impose any liability as such on any of them as a result of this Agreement; provided however that nothing herein will be construed so as to prohibit the Service

- 17 - Recipients and the Service Providers from embarking upon an investment together as partners, joint venturers or in any other manner whatsoever. ARTICLE 5 MANAGEMENT AND EMPLOYEES 5.1 Management and Employees The Service Providers will arrange or will arrange for another member of the Service Providers Group to arrange for such qualified personnel and support staff to be available to carry out the Services. Such personnel and support staff will devote such of their time to the provision of the Services to the Service Recipients as the relevant member of the Service Providers Group reasonably deems necessary and appropriate in order to fulfill its obligations hereunder. Such personnel and support staff need not have as their primary responsibility the provision of the Services to the Service Recipients or be dedicated exclusively to the provision of the Services to the Service Recipients. To the extent applicable, each of the Service Recipients will make available to the Service Providers Group, and grant the Service Providers Group access to, the employees or contractors of the Service Recipients as the Service Providers Group may from time to time reasonably request in order for the Service Providers Group to perform its obligations, covenants and responsibilities and exercise its rights pursuant to the terms hereof. 5.2 Compensation Charges 5.2.1 The parties acknowledge and agree that it may be desirable for employees and other personnel of any member of the BBP Group or the Brookfield Group to provide services not included in the Services to a member of the other group. In these cases, all or a portion of the compensation (including cash, options or other security-based compensation) paid or payable to employees or other personnel who devote a portion of their time to the provision of services to the other group may be allocated to a member of such other group (a “Compensation Charge”). 5.2.2 At the end of each calendar year, Brookfield and BBP agree to negotiate in good faith the terms of any Compensation Charge in respect of that calendar year; provided that the amount of any Compensation Charge allocated to a member of the BBP Group must be approved by the governance and nominating committee of the BBP General Partner. ARTICLE 6 INFORMATION AND RECORDS 6.1 Books and Records 6.1.1 The Service Providers will, or will cause any other member of the Service Providers Group, as applicable, to maintain proper books, records and documents in which complete, true and correct entries, in conformity in all material respects with generally accepted accounting principles consistently applied and all requirements of applicable Laws, will be made in respect of the performance of the Services under this Agreement.

- 18 - 6.1.2 The Service Recipients will maintain proper books, records and documents in which complete, true and correct entries, in conformity in all material respects with generally accepted accounting principles and all requirements of applicable Laws, will be made. 6.2 Examination of Records by the Service Recipients Upon reasonable prior notice by the Service Recipients to the relevant member of the Service Providers Group, the relevant member of the Service Providers Group will make available to the Service Recipients and their authorized representatives, for examination during normal business hours on any Business Day, all books, records and documents required to be maintained under Section 6.1.1. In addition, the Service Providers Group will make available to the Service Recipients or their authorized representatives such financial and operating data in respect of the performance of the Services under this Agreement as may be in existence and as the Service Recipients or their authorized representatives will from time to time reasonably request, including for the purposes of conducting any audit in respect of expenses of the Service Recipients or other matters necessary or advisable to be audited in order to conduct an audit of the financial affairs of the Service Recipients. Any examination of records will be conducted in a manner which will not unduly interfere with the conduct of the Service Recipients’ activities or of the Service Providers Group’s business in the ordinary course. 6.3 Access to Information by Service Providers Group 6.3.1 The Service Recipients will: 6.3.1.1 grant, or cause to be granted, to the Service Providers Group full access to all documentation and information necessary in order for the Service Providers Group to perform its obligations, covenants and responsibilities pursuant to the terms hereof, including all of the books, records, and documents, financial and operating data of the Service Recipients required to be maintained under Section 6.1.2 and to enable the Service Providers Group to provide the Services; and 6.3.1.2 provide, or cause to be provided, all documentation and information as may be reasonably requested by any member of the Service Providers Group, and promptly notify the appropriate member of the Service Providers Group of any material facts or information of which the Service Recipients is aware, which may affect the performance of the obligations, covenants or responsibilities of the Service Providers Group pursuant to this Agreement, including maintenance of proper financial records, including any known, pending or threatened suits, actions, claims, proceedings or orders by or against the Service Recipients, or any of its Subsidiaries, before any court of administrative tribunal. 6.4 Additional Information The parties acknowledge and agree that conducting the activities and providing the Services contemplated herein may have the incidental effect of providing additional information (“Additional Information”) which may be utilized with respect to, or may augment the value of, business interests and related assets in which the relevant Service Provider or its Affiliates have

- 19 - an interest and, subject to compliance with this Agreement, that neither the relevant Service Providers nor its Affiliates will be liable to account to the Service Recipients with respect to such activities or results; provided, however, that the relevant Service Provider will not (and will cause its Affiliates not to), in making any use of Additional Information, do so in any manner that the relevant Service Provider or its Affiliates know, or ought reasonably to know, would cause or result in a breach of any confidentiality provision of agreements to which any Service Recipient is a party or is bound. ARTICLE 7 FEES AND EXPENSES 7.1 Net Base Management Fee and Base Management Fee Adjustment 7.1.1 The Holding LP hereby agrees to pay as provided by this Article 7, or to cause the Service Recipients to pay, effective as of the first Quarter of 2023 and for the term of this Agreement, the Net Base Management Fee, quarterly in arrears. The Service Providers hereby agree to accept payment of the Net Base Management Fee as provided by this Section 7.1.1. 7.1.2 The amount of the Net Base Management Fee payable hereunder for any Quarter will be equal to the amount of the Base Management Fee reduced by the following amounts (the “Base Management Fee Adjustment”), to the extent that such amounts have not previously reduced the amount of the Base Management Fee as a result of the application of the Base Management Fee Adjustment in a previous Quarter: 7.1.2.1 any Service Agreement Fees paid in or payable for that Quarter; and 7.1.2.2 any Creditable Operating Entity Payments paid in or payable for that Quarter. 7.1.3 For greater certainty, the Base Management Fee will not be reduced by operation of this Agreement by the amount of any (i) Incentive Distribution paid or payable by any Service Recipient or Operating Entity to any member of the Brookfield Group; (ii) any fees for Operational and Other Services that are paid or payable by any Operating Entity to any member of the Brookfield Group; or (iii) any Transaction Fees. 7.2 Maximum Fees Payable by the Holding LP In no event shall the Holding LP, or any of the Service Recipients, be obligated under this Agreement and the Service Agreements to pay, in the aggregate in respect of any Quarter, any amount exceeding the Base Management Fee payable for that Quarter, after giving effect to any reductions for Creditable Operating Entity Payments contemplated by Section 7.1.2. 7.3 Currency For the purposes of Section 7.1.2 hereof, if a payment giving rise to a Base Management Fee Adjustment was denominated in a currency other than U.S. dollars, the amount

- 20 - of such payment will be converted to U.S. dollars for purposes of this Agreement in accordance with the applicable exchange rate, as determined by the Service Providers acting reasonably. 7.4 Computation and Payment of Net Base Management Fee 7.4.1 The Service Providers or another member of the Service Providers Group will compute each instalment of the Net Base Management Fee (including computation of the Base Management Fee Adjustment and by and to whom the Net Base Management Fee is payable) as soon as practicable, but in any event no later than 5 (five) Business Days, following the end of the Quarter with respect to which such instalment is payable. A copy of the computations made will thereafter, for informational purposes only, promptly be delivered to each Service Recipient by the relevant member of the Service Providers Group upon request. Payment of such instalment of the Net Base Management Fee shown therein will be due and payable no later than the forty-fifth (45th) day following the end of such Quarter. 7.4.2 For any Quarter in which the BBP General Partner determines that the Service Recipients have insufficient Available Cash to pay the Net Base Management Fee as well as the next regular distribution on Units, the Service Recipients may elect to pay all or a portion of the Net Base Management Fee payable in such Quarter in Units or Redemption-Exchange Units, provided that (i) any such election will be made by the end of the applicable Quarter, and (ii) no such payment will be made in Redemption-Exchange Units without the written consent of the Service Providers. If the Service Recipients elect to pay all or a portion of the Net Base Management Fee in Units or Redemption-Exchange Units, BBP or the Holding LP, as applicable, will issue, and the applicable Service Provider hereby agrees to acquire, Units or Redemption-Exchange Units, as applicable, equal to the portion of the Net Base Management Fee elected to be paid in Units or Redemption-Exchange Units divided by the volume-weighted average trading price of a Unit on the Principal Stock Exchange during the previous five (5) consecutive trading days ending on the trading day prior to the date the Service Recipients make such election (provided that no fractional Units or Redemption- Exchange Units will be issued, and such number will be rounded down to the nearest whole number with the remainder payable to the Service Providers in cash). In such case, BBP or the Holding LP, as applicable, shall apply such payment against the subscription price for such Units or Redemption-Exchange Units, as applicable. 7.4.3 If the Service Recipients elect to pay all or any portion of the Net Base Management Fee for any Quarter in Units or Redemption-Exchange Units, the Service Recipients will take or cause to be taken all appropriate action to issue such Units or Redemption-Exchange Units, as applicable, including any action required to ensure that such Units or Redemption- Exchange Units, as applicable, are issued in accordance with applicable Laws and, solely with respect to such Units, listed on any applicable stock exchanges and public quotation systems. 7.5 Failure to Pay When Due Any amount payable by any Service Recipient to any member of the Service Providers Group hereunder which is not remitted when so due will remain due (whether on demand

- 21 - or otherwise) and interest will accrue on such overdue amounts (both before and after judgment) at a rate per annum equal to the Interest Rate. 7.6 Expenses 7.6.1 The Service Providers acknowledge and agree that the Service Recipients will not be required to reimburse any member of the Service Providers Group for the salaries and other remuneration of the management, personnel or support staff who provide the Services to such Service Recipients or overhead for such persons, other than as contemplated by Section 5.2. 7.6.2 Each of the Service Recipients will reimburse the relevant member of the Service Providers Group for all out-of-pocket fees, costs and expenses, including those of any third party, (other than those contemplated by Section 7.6.1) (“Expenses”) incurred by the relevant member of the Service Providers Group in connection with the provision of the Services. Such Expenses are expected to include, among other things: 7.6.2.1 fees, costs and expenses relating to any debt or equity financing; 7.6.2.2 fees, costs and expenses incurred in connection with the general administration of any Service Recipient; 7.6.2.3 taxes, licenses and other statutory fees or penalties levied against or in respect of a Service Recipient; 7.6.2.4 amounts owed under indemnification, contribution or similar arrangements; 7.6.2.5 fees, costs and expenses relating to financial reporting, regulatory filings and investor relations and the fees, costs and expenses of agents, advisors and other Persons who provide Services to a Service Recipient; 7.6.2.6 any other fees, costs and expenses incurred by the relevant member of the Service Providers Group that are reasonably necessary for the performance by the relevant member of the Service Providers Group of its duties and functions under this Agreement or any Service Agreement; and 7.6.2.7 fees, costs and expenses incurred in connection with the investigation, acquisition, holding or disposal of any asset or business that is made or that is proposed to be made. 7.6.3 BBP will reimburse Brookfield for any and all amounts actually paid to the rights agent (i) pursuant to the Rights Agreement between Brookfield and Wilmington Trust, National Association, dated as of March 15, 2022 (the “Rights Agreement”), including, but not limited to, in respect of services rendered, out-of-pocket expenses, counsel fees and other disbursements incurred in the administration and execution of the Rights Agreement and the exercise and performance of the rights agent’s duties thereunder, and (ii) in respect of any indemnification provided to the rights agent pursuant to the Rights Agreement.

- 22 - 7.7 Governmental Charges Without limiting Section 7.6, the Service Recipients shall, in addition to the Net Base Management Fee, pay or reimburse the relevant member of the Service Providers Group for all sales taxes, use taxes, value added taxes, goods and services taxes, harmonized sales taxes, withholding taxes or other similar taxes, customs duties or other governmental charges (“Governmental Charges”), which are levied or imposed by any Governmental Authority by reason of this Agreement, any Service Agreement or any other agreement contemplated by this Agreement, except for any income taxes, corporation taxes, capital taxes or other similar taxes payable by any member of the Service Providers Group which are personal to such member of the Service Providers Group. Any failure by the Service Providers Group to collect monies on account of these Governmental Charges shall not constitute a waiver of the right to do so. 7.8 Computation and Payment of Expenses and Governmental Charges The Service Providers or another member of the Service Providers Group will prepare a statement (the “Expense Statement”) documenting the Expenses and Governmental Charges to be reimbursed by the Service Recipients pursuant to this Article 7 and will deliver such statement to each Service Recipient. All Expenses and Governmental Charges reimbursable pursuant to this Article 7 will be reimbursed by the relevant Service Recipient no later than the date which is thirty (30) days after the receipt of the Expense Statement. The provisions of this Section 7.8 will survive the termination of this Agreement. ARTICLE 8 BROOKFIELD’S OBLIGATION AND CONSENT RIGHT 8.1 Provision of Services to the Service Recipients Brookfield’s sole obligation pursuant to this Agreement shall be to use its commercially reasonable efforts to cause its Subsidiaries (other than any member of the BBP Group) to provide Services to the Service Recipients, as applicable, in accordance with the direction of the Service Providers. Brookfield’s obligations pursuant to this Section 8.1 shall terminate at such time that all of the Service Providers cease to be Affiliates of Brookfield. 8.2 Consent to Issuance of Exchangeable Shares Prior to the issuance by BBUC of any Exchangeable Shares, BBUC shall obtain the written consent of Brookfield, which consent shall be provided or withheld in Brookfield’s sole discretion, provided that Brookfield shall deliver its written decision on whether or not to provide such consent within 10 Business Days of receiving a written request from BBUC, in respect of such issuance. Brookfield shall be entitled to such consent right for as long as Brookfield is a party to the Rights Agreement.

- 23 - ARTICLE 9 REPRESENTATIONS AND WARRANTIES OF BROOKFIELD, THE SERVICE PROVIDERS AND THE SERVICE RECIPIENTS 9.1 Representations and Warranties of the Service Providers and Brookfield Each of the Service Providers (or, as applicable, its general partner on its behalf) and Brookfield hereby represents and warrants to the Service Recipients that: 9.1.1 it (and, as applicable, its general partner) is validly organized and existing under the Laws governing its formation and existence; 9.1.2 it, or another member of the Service Providers Group, holds such Permits necessary to perform its duties hereunder and is not aware of any reason why such Permits might be cancelled; 9.1.3 it (or, as applicable, its general partner on its behalf) has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder; 9.1.4 it (or, as applicable, its general partner) has taken all necessary action to authorize the execution, delivery and performance of this Agreement; 9.1.5 the execution and delivery of this Agreement by it (or, as applicable, its general partner on its behalf) and the performance by it of its obligations hereunder do not and will not contravene, breach or result in any default under its Governing Instruments (or, as applicable, the Governing Instruments of its general partner) or under any mortgage, lease, agreement or other legally binding instrument, Permit or applicable law to which it is a party or by which it or any of its properties or assets may be bound; 9.1.6 no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it (or, as applicable, its general partner on its behalf) of this Agreement; and 9.1.7 this Agreement constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

- 24 - 9.2 Representations and Warranties of the Service Recipients Each of the Service Recipients that is a party to this Agreement (or, as applicable, its general partner on its behalf) hereby represents and warrants to the Service Providers and Brookfield that: 9.2.1 it (and, if applicable, its general partner) is validly organized and existing under the relevant laws governing its formation and existence; 9.2.2 it, or the relevant Operating Entity, holds such Permits necessary to own the assets and operate the business that it directly or indirectly owns or operates from time to time and is not aware of any reason why such Permits might be cancelled; 9.2.3 it (or, as applicable, its general partner on its behalf) has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder; 9.2.4 it (or, as applicable, its general partner) has taken all necessary action to authorize the execution, delivery and performance of this Agreement; 9.2.5 the execution and delivery of this Agreement by it (or, as applicable, its general partner on its behalf) and the performance by it of its obligations hereunder do not and will not contravene, breach or result in any default under its Governing Instruments (or, if applicable, the Governing Instruments of its general partner), or under any mortgage, lease, agreement or other legally binding instrument, Permit or applicable Law to which it is a party or by which any of its properties or assets may be bound; 9.2.6 no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it (or, as applicable, its general partner on its behalf) of this Agreement; and 9.2.7 this Agreement constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to: (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally; and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity. ARTICLE 10 LIABILITY AND INDEMNIFICATION 10.1 Indemnity 10.1.1 The Service Recipients (for purposes of this Article 10, each an “Indemnifying Party”) hereby jointly and severally agree, to the fullest extent permitted by applicable Law, to indemnify and hold harmless each member of the Service Providers Group, any of its Affiliates (other than any member of the BBP Group) and any directors, officers, agents, subcontractors, contractors, delegates, members, partners, shareholders, employees and

- 25 - other representatives of each of the foregoing (each, an “Indemnified Party”) from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) (“Liabilities”) incurred by them or threatened in connection with any and all actions, suits, investigations, proceedings or claims of any kind whatsoever, whether arising under statute or action of a Governmental Authority or otherwise or in connection with the business, investments and activities of the Service Recipients or in respect of or arising from this Agreement or the Services provided hereunder (“Claims”), including any Claims arising on account of the Governmental Charges contemplated by Section 7.7; provided that no Indemnified Party will be so indemnified with respect to any Claim to the extent that such Claim is finally determined by a final and non-appealable judgment entered by a court of competent jurisdiction, or pursuant to a settlement agreement agreed to by such Indemnified Party, to have resulted from such Indemnified Party’s bad faith, fraud, wilful misconduct, gross negligence or, in the case of a criminal matter, conduct undertaken with knowledge that the conduct was unlawful. 10.1.2 The Service Providers and the Service Recipients agree that in case any Claim should be made or brought by a third party arising from or with respect to this Agreement or the Services provided hereunder (a “Third Party Claim”), the Indemnified Party will have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel, as well as the reasonable costs (excluding an amount reimbursed to such Indemnified Party for the time spent in connection therewith) and out-of-pocket expenses incurred in connection therewith will be paid by the Indemnifying Party in such case, as incurred but subject to recoupment by the Indemnifying Party if ultimately it is not liable to pay indemnification hereunder. 10.1.3 The Service Providers and the Service Recipients agree that, promptly after the receipt of notice of the commencement of any Third Party Claim, the Indemnified Party in such case will notify the Indemnifying Party in writing of the commencement of such Third Party Claim (provided that any accidental failure to provide any such notice will not prejudice the right of any such Indemnified Party hereunder) and, throughout the course of such Third Party Claim, such Indemnified Party will use its best efforts to provide copies of all relevant documentation to such Indemnifying Party and will keep the Indemnifying Party apprised of the progress thereof and will discuss with the Indemnifying Party all significant actions proposed. 10.1.4 The parties hereto expressly acknowledge and agree that the right to indemnity provided in this Section 10.1 will be in addition to and not in derogation of any other liability which the Indemnifying Party in any particular case may have or of any other right to indemnity or contribution which any Indemnified Party may have by statute or otherwise at law. 10.1.5 The indemnity provided in this Section 10.1 will survive the completion of Services rendered under, or any termination or purported termination of, this Agreement.

- 26 - 10.2 Limitation of Liability 10.2.1 The Service Providers assume no responsibility under this Agreement other than to render the Services in good faith and will not be responsible for any action of a Service Recipient’s Governing Body in following or declining to follow any advice or recommendations of any member of the Service Providers Group, including as set forth in Section 3.3 hereof. 10.2.2 The Service Recipients hereby agree that no Indemnified Party will be liable to a Service Recipient, a Service Recipient’s Governing Body, an officer of a Service Recipient or any security holder or partner of a Service Recipient for any Liabilities that may occur as a result of any acts or omissions by the Indemnified Party pursuant to or in accordance with this Agreement, except to the extent that such Liabilities are finally determined by a final and non-appealable judgment entered by a court of competent jurisdiction to have resulted from the Indemnified Party’s bad faith, fraud, wilful misconduct, gross negligence, or in the case of a criminal matter, conduct undertaken with knowledge that the conduct was unlawful. 10.2.3 The maximum amount of the aggregate liability of the Indemnified Parties pursuant to this Agreement will be equal to the amounts previously paid in the two most recent calendar years by the Service Recipients pursuant to Article 7. 10.2.4 For the avoidance of doubt, the provisions of this Section 10.2 will survive the termination of this Agreement. 10.3 No Waiver U.S. federal and state securities laws impose liabilities under certain circumstances on Persons who act in good faith; nothing herein shall constitute a waiver or limitation of any rights which the Service Recipients may have, if any, under any applicable U.S. federal and state securities laws. ARTICLE 11 TERM AND TERMINATION 11.1 Term The Service Providers’ engagement hereunder began on the Effective Date and will continue in full force and effect until terminated in accordance with Section 11.2 or Section 11.3 (“Term”). 11.2 Termination by the Service Recipients 11.2.1 The Service Recipients may, subject to Section 11.2.2, terminate this Agreement effective upon thirty (30) days’ prior written notice of termination to the Service Providers without payment of any termination fee if: 11.2.1.1 any of the Service Providers or any of their permitted assignees or subcontractors defaults in the performance or observance of any material term,

- 27 - condition or agreement contained in this Agreement that results in material harm to the Service Recipients and such default continues for a period of thirty (30) days after written notice thereof specifying such default and requesting that the same be remedied in such thirty (30)-day period; provided, however, that if the fact, circumstance or condition that is the subject of such obligation cannot reasonably be remedied within such thirty (30)-day period and if, within such period, the Service Providers provide reasonable evidence to the Service Recipients that they have commenced, and thereafter proceed with all due diligence, to remedy the fact, circumstance or condition that is the subject of such obligation, such period will be extended for a reasonable period satisfactory to the Service Recipients, acting reasonably, for the Service Providers to remedy the same; 11.2.1.2 the Service Providers or any of their permitted assignees or subcontractors engages in any act of fraud, misappropriation of funds or embezzlement against any Service Recipient that results in material harm to the Service Recipients; 11.2.1.3 there is an event of any gross negligence on the part of the Service Providers or any of their permitted assignees or subcontractors in the performance of the duties under this Agreement and such gross negligence results in material harm to the Service Recipients; or 11.2.1.4 each of the Service Providers makes a general assignment for the benefit of its creditors, institutes proceedings to be adjudicated voluntarily bankrupt, consents to the filing of a petition of bankruptcy against it, is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent, seeks reorganization under any bankruptcy law or consents to the filing of a petition seeking such reorganization or has a decree entered against it by a court of competent jurisdiction appointing a receiver liquidator, trustee or assignee in bankruptcy or in insolvency. 11.2.2 This Agreement may only be terminated by the BBP General Partner on behalf of BBP with the prior unanimous approval of the members of the Independent Committee. 11.2.3 Each of the Service Recipients hereby agrees and confirms that this Agreement may not be terminated due solely to the poor performance or underperformance of any investments that are made for the account of a Service Recipient provided that the Services called for herein are rendered in good faith by the Service Providers, the other members of the Service Providers Group and each of their permitted assignees and subcontractors, if any. 11.3 Termination by the Service Providers 11.3.1 The Service Providers may terminate this Agreement effective upon thirty (30) days’ prior written notice of termination to the Service Recipients: 11.3.1.1 if any Service Recipient defaults in the performance or observance of any material term, condition or agreement contained in this Agreement in a manner that results in material harm to the Service Providers and such default continues for a period of thirty (30) days after written notice thereof specifying such default and

- 28 - requesting that the same be remedied in such thirty (30)-day period; provided, however, that if the fact, circumstance or condition that is the subject of such obligation cannot reasonably be remedied within such thirty (30)-day period and if, within such period, the Service Recipients provide reasonable evidence to the Service Providers that they have commenced, and thereafter proceed with all due diligence, to remedy the fact, circumstance or condition that is the subject of such obligation, such period will be extended for a reasonable period satisfactory to the Service Providers, acting reasonably, for the Service Recipients to remedy the same; or 11.3.1.2 at any time, if any Service Recipient makes a general assignment for the benefit of its creditors, institutes proceedings to be adjudicated voluntarily bankrupt, consents to the filing of a petition of bankruptcy against it, is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent, seeks reorganization under any bankruptcy law or consents to the filing of a petition seeking such reorganization or has a decree entered against it by a court of competent jurisdiction appointing a receiver liquidator, trustee or assignee in bankruptcy or in insolvency. 11.4 Survival Upon Termination If this Agreement is terminated pursuant to this Article 11, such termination will be without any further liability or obligation of any party hereto, except as provided in Section 6.4, Section 7.5, Article 10, Section 11.5 and Section 11.6 hereof. 11.5 Action Upon Termination 11.5.1 From and after the effective date of the termination of this Agreement, the Service Providers will not be entitled to receive the Base Management Fee for further Services under this Agreement, but will be paid all compensation accruing to and including the date of termination. 11.5.2 Upon any termination of this Agreement, the Service Providers will forthwith: 11.5.2.1 after deducting any accrued compensation and reimbursements for any Expenses to which it is then entitled, pay over to the Service Recipients all money collected and held for the account of the Service Recipients pursuant to this Agreement; 11.5.2.2 deliver to the Service Recipients’ Governing Bodies a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Governing Bodies with respect to the Service Recipients; and 11.5.2.3 deliver to the Service Recipients’ Governing Bodies all property and documents of the Service Recipients then in the custody of the Service Providers Group.

- 29 - 11.5.3 Upon any termination of this Agreement, unless otherwise agreed by the Service Providers, the relevant Service Recipient will, or will cause any Operating Entity to, cease using the name “Brookfield” as part of its name or the “Brookfield” logo in accordance with the Licensing Agreements. 11.6 Release of Money or other Property Upon Written Request The Service Providers hereby agree that any money or other property of the Service Recipients or their Subsidiaries held by the Service Providers Group under this Agreement shall be held by the relevant member of the Service Providers Group as custodian for such Person, and the relevant member of the Service Providers Group’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by such Person. Upon the receipt by the relevant member of the Service Providers Group of a written request signed by a duly authorized representative of a Service Recipient requesting the relevant member of the Service Providers Group to release to the Service Recipient any money or other property then held by the relevant member of the Service Providers Group for the account of such Service Recipient under this Agreement, the relevant member of the Service Providers Group shall release such money or other property to the Service Recipient within a reasonable period of time, but in no event later than sixty (60) days following such request. The relevant member of the Service Providers Group shall not be liable to any Service Recipient, a Service Recipient’s Governing Body or any other Person for any acts performed or omissions to act by a Service Recipient in connection with the money or other property released to the Service Recipient in accordance with the second sentence of this Section 11.6. Each Service Recipient shall indemnify and hold harmless the relevant member of the Service Providers Group and any of its Affiliates (other than any member of the BBP Group) and any directors, officers, agents, subcontractors, delegates, members, partners, shareholders, employees and other representatives of each of the foregoing from and against any and all Liabilities which arise in connection with the relevant member of the Service Providers Group’s release of such money or other property to the Service Recipient in accordance with the terms of this Section 11.6. Indemnification pursuant to this provision shall be in addition to any right of such Persons to indemnification under Section 10.1 hereof. For the avoidance of doubt, the provisions of this Section 11.6 shall survive termination of this Agreement. ARTICLE 12 GENERAL PROVISIONS 12.1 Limited Liability of Limited Partners of BBP and Holding LP 12.1.1 The parties acknowledge that each of BBP and Holding LP is a limited partnership formed under the laws of Bermuda, a limited partner of which is liable for any liabilities or losses of the relevant partnership only to the extent of the amount that such limited partner has contributed, or agreed to contribute, to the capital of the relevant partnership and such limited partner’s pro rata share of any undistributed income.

- 30 - 12.2 Assignment 12.2.1 This Agreement shall not be assigned by the Service Providers without the prior written consent of BBP, except in the case of assignment by any of the Service Providers to an Affiliate or to a Person that is its successor by merger, amalgamation, consolidation or acquisition of the business of the Service Providers, in which case the Affiliate or successor shall be bound under this Agreement and by the terms of the assignment in the same manner as such of the Service Providers is bound under this Agreement. In addition, provided that the Service Providers provide prior written notice to the Service Recipients for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer or assignment of the Service Providers’ rights under this Agreement, including any amounts payable to the Service Providers under this Agreement, to a bona fide lender as security. In addition, nothing contained in this Section 12.2 will affect the Service Providers’ ability to enter into subcontracting and other arrangements pursuant to Section 12.3. 12.2.2 Notwithstanding Section 12.2.1, this Agreement will not be assigned (within the meaning of the Advisers Act) by any Service Provider that is registered with the SEC as an investment adviser without the prior written consent of BBP. 12.2.3 This Agreement shall not be assigned by any of the Service Recipients without the prior written consent of the Service Providers, except in the case of assignment by a Service Recipient to a Person that is its successor by merger, amalgamation, consolidation or acquisition of the business of the Service Recipient, in which case the successor shall be bound under this Agreement and by the terms of the assignment in the same manner as the Service Recipient is bound under this Agreement. 12.2.4 Any purported assignment of this Agreement in violation of this Article 12 shall be null and void. 12.3 Subcontracting and Other Arrangements Any Service Provider may subcontract to any other member of the Service Providers Group or any of its other Affiliates, or arrange for the provision of any or all of the Services to be provided by it under this Agreement by any other member of the Service Providers Group or any other of its Affiliates, and the Service Recipients hereby consent to any such subcontracting or arrangement; provided that the Service Providers shall remain responsible to the Service Recipients for any Services provided by such other member of the Service Providers Group or Affiliate. 12.4 Enurement This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

- 31 - 12.5 Notices Any notice or other communication required or permitted to be given hereunder will be in writing and will be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, will be deemed to have been received on the Business Day following the sending, or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address will also be governed by this Section 12.5. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications will be delivered by hand or sent by facsimile or other means of electronic communication and will be deemed to have been received in accordance with this Section 12.5. Notices and other communications will be addressed as follows: 12.5.1 if to Brookfield: Brookfield Corporation Suite 100, Brookfield Place 181 Bay Street, Box 762, Toronto, Ontario M5J 2T3 Attention: Chief Legal Officer Fax number: 416-365-9642 12.5.2 if to BBP or the Holding LP: Brookfield Business Partners Limited 73 Front Street Hamilton HM 12 Bermuda Attention: Secretary Fax number: 441-296-4475

- 32 - 12.5.3 if to CanHoldco: Brookfield BBP Canada Holdings Inc. Suite 100, Brookfield Place 181 Bay Street, Box 762, Toronto, Ontario M5J 2T3 Attention: Secretary Fax number: 416-365-3642 12.5.4 if to US Holdco: Brookfield BBP US Holdings LLC Brookfield Place 250 Vesey Street, 15th Floor New York, NY 10281-1023 USA Attention: Secretary Fax number: 212-417-7196 12.5.5 if to Bermuda Holdco: Brookfield BBP Bermuda Holdings Limited 73 Front Street Hamilton HM 12 Bermuda Attention: Secretary Fax number: 441-298-3304 12.5.6 if to BBUC: Brookfield Business Corporation Brookfield Place 250 Vesey Street, 15th Floor New York, NY 10281-1023 USA Attention: Secretary Fax number: 212-417-7196 12.5.7 if to BBUC Holdings: BBUC Holdings Inc. Suite 100, Brookfield Place

- 33 - 181 Bay Street, Box 762, Toronto, Ontario M5J 2T3 Attention: The Directors Fax number: 416-365-9642 12.5.8 if to the BAM PIC (PE): Brookfield Asset Management Private Institutional Capital Adviser (Private Equity), L.P. Suite 300, Brookfield Place 181 Bay Street, Box 762 Toronto, Ontario M5J 2T3 Attention: Secretary Fax number: 416-363-2856 12.5.9 if to CanGP LP: Brookfield BBP Canadian GP L.P. Suite 100, Brookfield Place 181 Bay Street, Box 762 Toronto, Ontario M5J 2T3 Attention: Secretary Fax number: 416-363-2856 12.5.10 if to the Barbados Service Provider: Brookfield Asset Management Services SRL Rendezvous Corporate Centre Rendezvous Christ Church BB15131 Barbados Attention: Corporate Secretary Fax number: 246-537-6769 12.5.11 if to the UK Service Provider: Brookfield Global Business Advisor Limited Level 25, 1 Canada Square London E14 5AA

- 34 - England Attention: The Directors 12.5.12 if to the Dubai Service Provider: Brookfield Private Capital (DIFC) Limited Unit 24-00, Level 24 ICD Brookfield Place PO Box 507234 Dubai International Financial Centre Dubai, United Arab Emirates Attention: Director / Legal Department 12.5.13 if to any new Service Provider appointed pursuant to Section 2.3, at the address listed in the joinder agreement executed by the new Service Providers. 12.6 Further Assurances Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement. 12.7 Counterparts This Agreement may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument. 12.8 Other Holding Entities The parties acknowledge that any Holding Entity that is not a party to this Agreement will execute a counterpart of this Agreement agreeing to be bound by the terms of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written. BROOKFIELD CORPORATION By: ___________________________________ Name: Swati Mandava Title: Managing Director, Legal & Regulatory BROOKFIELD BUSINESS PARTNERS L.P., by its general partner BROOKFIELD BUSINESS PARTNERS LIMITED By: ___________________________________ Name: James Bodi Title: Vice President BROOKFIELD BUSINESS L.P., by its managing general partner, BROOKFIELD BUSINESS PARTNERS L.P., by its general partner, BROOKFIELD BUSINESS PARTNERS LIMITED By: ___________________________________ Name: James Bodi Title: Vice President BROOKFIELD BBP CANADA HOLDINGS INC. By: ___________________________________ Name: A.J. Silber Title: Managing Director and Secretary /s/ Swati Mandava /s/ James Bodi /s/ James Bodi /s/ A.J. Silber

BROOKFIELD BBP US HOLDINGS LLC By: ___________________________________ Name: Sean McLaughlan Title: Managing Director BROOKFIELD BBP BERMUDA HOLDINGS LIMITED By: __________________________________ Name: James Bodi Title: Vice President BROOKFIELD BUSINESS CORPORATION By: __________________________________ Name: A.J. Silber Title: Corporate Secretary BBUC HOLDINGS INC. By: __________________________________ Name: A.J. Silber Title: Director BROOKFIELD ASSET MANAGEMENT PRIVATE INSTITUTIONAL CAPITAL ADVISER (PRIVATE EQUITY), L.P., by its general partner, BROOKFIELD PE GP ULC By: __________________________________ Name: A.J. Silber Title: Director BROOKFIELD BBP CANADIAN GP L.P., by its general partner, BROOKFIELD CANGP LIMITED /s/ Sean McLaughlan /s/ James Bodi /s/ A.J. Silber /s/ A.J. Silber /s/ A.J. Silber

By: __________________________________ Name: A.J. Silber Title: Managing Director and Secretary BROOKFIELD ASSET MANAGEMENT SERVICES SRL By: __________________________________ Name: Gregory McConnie Title: President BROOKFIELD GLOBAL BUSINESS ADVISOR LIMITED By: __________________________________ Name: Philippa Elder Title: Director BROOKFIELD PRIVATE CAPITAL (DIFC) LIMITED By: __________________________________ Name: Philippa Elder Title: Director /s/ A.J. Silber /s/ Gregory McConnie /s/ Philippa Elder /s/ Philippa Elder

Schedule A JOINDER TO AMENDED AND RESTATED MASTER SERVICES AGREEMENT THIS JOINDER to the Amended and Restated Master Services Agreement dated as of January 23, 2024 among Brookfield Corporation (“Brookfield”), Brookfield Business Partners L.P., Brookfield Business L.P., the Holding Entities and the Service Providers (the “Master Services Agreement”) is made and entered into as of this ◼ day of ◼ by ◼, a [corporation/ partnership/limited partnership] governed by the laws of ◼ (the “New Service Provider”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Master Services Agreement. RECITALS: A. The Master Services Agreement provides that any Service Provider may, from time to time, appoint an Affiliate of Brookfield to act as a new Service Provider under that agreement; B. The New Service Provider is an Affiliate of Brookfield; and C. The ◼ Service Provider wishes to appoint the New Service Provider to act as a new Service Provider under the Master Services Agreement and the New Service Provider wishes to accept such appointment. NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Joinder and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows: 1. Agreement to be Bound. The New Service Provider hereby agrees that upon execution of this Joinder, it shall become a party to the Master Services Agreement and acknowledges that it is fully bound by, and subject to, all of the covenants, representations, terms and conditions of the Service Providers under the Master Services Agreement. 2. Successors and Assigns. Any purported assignment of this Joinder in violation of section 12.2 of the Master Services Agreement will be null and void. 3. Enurement. This Joinder will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. 4. Notices. Notices and other communications to the New Service Provider will be addressed as follows: ◼ 5. Counterparts. This Joinder may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument.

6. Governing Law. This Joinder will be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. [NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF the parties have executed this Joinder as of the day and year first above written. [◼ SERVICE PROVIDER] By:_____________________________________ Name: Title: [NEW SERVICE PROVIDER] By:_____________________________________ Name: Title: